Exhibit 99

                 PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


May 1, 2008

FOR IMMEDIATE RELEASE
Contact: Dana C. Gavenda, Chief Executive Officer
FSB Community Bankshares, Inc.
Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                           ANNOUNCES QUARTERLY RESULTS


Fairport, New York, May 1, 2008: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported a net loss of $106,000 for the quarter ended March 31, 2008 compared to net loss of $135,000 for the quarter ended March 31, 2007. Loss per basic share for quarter ended March 31, 2008 was $(0.06). Assuming that 946,050 shares that are held by FSB Community Bankshares, MHC, the Company's parent mutual holding company, were outstanding for the quarter ended March 31, 2007, the loss per basic share for that quarter would have been $(0.14).

The decrease of $29,000 in net loss for the first quarter of 2008 compared to the first quarter of 2007 resulted primarily from an increase in interest earning assets, due to the investment of the proceeds of our initial stock offering that closed in August 2007.

The Company's net interest margin for the quarter ended March 31, 2008 decreased 28 basis points to 2.02% from 2.30% for the quarter ended March 31, 2007. The decrease in our net interest margin is consistent with the lagging effect of the flat or inverted yield curve that existed for much of 2007, as well as competitive market rates for certificates of deposit and the impact of the balance sheet leverage transaction described below. We expect that the decrease in the Federal Fund's rate of 200 basis points during the first quarter of 2008 should improve our net interest margin over the next few quarters, as customers' certificates of deposits mature and renew at these lower interest rates.

In February 2008, the Company executed a $14.6 million mortgage-backed securities balance sheet leverage strategy in an effort to increase earnings that, at the time of the transaction, generated a positive 149 basis point spread over Federal Home Loan Bank funding costs.

At March 31, 2008, the Company had $193.0 million in consolidated assets, an increase of $25.4 million, or 15.2%, from $167.6 million at December 31, 2007. Total deposits increased $9.1 million, or 7.6%, to $128.3 million at March 31, 2008 from $119.2 million at December 31, 2007. Federal Home Loan Bank advances increased $17.3 million to $42.9 million at March 31, 2008. Stockholders' equity at March 31, 2008 was $20.0 million, or 10.4% of assets.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues to have no involvement in, and has no exposure to, sub-prime lending activities. The Bank ended the first quarter with gross loans of $123.6 million, with no non-performing loans.

FSB Community Bankshares, MHC owns 53% of the stock of the Company. The Company is a federally chartered corporation. The Bank conducts business from its main office in Fairport, New York and two branches located in Penfield and Irondequoit, New York. The Bank's principal business consists of originating one-to-four-family residential real estate mortgages, home equity loans and lines of credit, and to a lesser extent, commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


                             Selected Balance Sheets
                      March 31, 2008 and December 31, 2007
                  (Dollars in thousands, except per share data)

                                                                                        (Unaudited)
------------------------------------------------------------------------- ----------------------- ---------------------
                                 Assets                                        March 31, 2008       December 31, 2007
------------------------------------------------------------------------- ----------------------- ---------------------

------------------------------------------------------------------------- ----------------------- ---------------------
Assets                                                                         $193,034                $167,630
------------------------------------------------------------------------- ----------------------- ---------------------
Cash and Cash Equivalents                                                         9,327                   9,444
------------------------------------------------------------------------- ----------------------- ---------------------
Investment Securities                                                            54,229                  28,794
------------------------------------------------------------------------- ----------------------- ---------------------
Net Loans Receivable                                                            123,606                 124,326
------------------------------------------------------------------------- ----------------------- ---------------------
Deposits                                                                        128,299                 119,158
------------------------------------------------------------------------- ----------------------- ---------------------
Short-term and long-term borrowings                                              42,890                  25,581
------------------------------------------------------------------------- ----------------------- ---------------------
Total stockholders' equity                                                       20,046                  20,149
------------------------------------------------------------------------- ----------------------- ---------------------
Book value per share                                                        $     11.66                 $ 11.75
------------------------------------------------------------------------- ----------------------- ---------------------
Stockholders' equity to total assets                                               10.4%                   12.0%
------------------------------------------------------------------------- ----------------------- ---------------------

                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Statements of Operations
              Three Months Ended March 31, 2008 and March 31, 2007
                  (Dollars in thousands except per share data)

                                         (Unaudited)

--------------------------------------------- -------------------------------------
                                                For the Three Months Ended March
                                                              31,
--------------------------------------------- ------------------ ------------------
                                                    2008               2007
--------------------------------------------- ------------------ ------------------
Iterest and Dividend Income                        2,406              2,094
--------------------------------------------- ------------------ ------------------
Interest Expense                                   1,520              1,253
--------------------------------------------- ------------------ ------------------
Net Interest Income                                  886                841
--------------------------------------------- ------------------ ------------------
Other Income                                          94                 81
--------------------------------------------- ------------------ ------------------
Other Expense                                      1,144              1,132
--------------------------------------------- ------------------ ------------------
Loss Before Income Taxes                            (164)              (210)
--------------------------------------------- ------------------ ------------------
Benefit for Income Taxes                             (58)               (75)
--------------------------------------------- ------------------ ------------------
Net Loss                                            (106)              (135)
--------------------------------------------- ------------------ ------------------

------------------------------------------- ------------------ ------------------
Basic loss per common share                         (0.06)             (0.14)
--------------------------------------------- ------------------ ------------------
Basic average common shares outstanding (1)         1,719               946
--------------------------------------------- ------------------ ------------------

--------------------------------------------------------------------------------
(1) Assumes that at March 31, 2007, 946,050 shares of common stock, which equals the 53.0% interest of the Company's common stock held by FSB Community Bankshares, MHC, were outstanding.

                                      * * *

                                      (End)